EXHIBIT 10.3

TERMINATION AGREEMENT dated as of December 21, 2005, between THE DRESS BARN, INC. (the “Company”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement referred to below. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Credit Agreement referred to below.

WHEREAS, pursuant to the Credit Agreement dated as of January 3, 2005 (the “Credit Agreement”), among the Company, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders have extended credit to the Company, and have agreed to extend credit to the Company, in each case subject to the terms and conditions set forth therein; and

WHEREAS, the Company intends, simultaneously with the execution of this Agreement, (a) to terminate all remaining Commitments under the Credit Agreement and (b) to repay all Loans outstanding under the Credit Agreement, if any, to pay all accrued and unpaid interest and fees payable under the Credit Agreement and to pay all other monetary obligations of the Company accrued and owing under the Credit Agreement, including amounts payable pursuant to any indemnity or expense reimbursement provisions thereof (the amounts described in this clause (b) and listed in Schedule I hereto being referred to as the “Designated Obligations”); and

WHEREAS, the Designated Obligations as of the date hereof are set forth in Schedule I hereto;

NOW, THEREFORE, in consideration of the payment in full of the Designated Obligations simultaneously with the execution and delivery of this Agreement:

1.  The parties hereto hereby agree that (a) the Commitments are terminated and the Lenders have no further obligation to extend credit under the Credit Agreement, (b) all liability of the Company and its Subsidiaries in respect of the Designated Obligations is hereby discharged and paid in full and (c) the guarantees created under and the security interests granted by the Guarantee and Collateral Agreement are hereby terminated and all liens in respect of the Collateral are hereby released; provided that the foregoing shall not be construed to relieve the Company from its obligations under any indemnity or expense reimbursement provisions of the Credit Agreement that are specified to survive the termination thereof or the repayment of the Designated Obligations.

2.  The Administrative Agent, at the Effective Time (as hereinafter defined) and from time to time as reasonably requested by the Company, on behalf of itself and the Lenders, shall prepare and file (or, at the Administrative Agent’s discretion, shall authorize the Company to prepare and file) UCC termination statements, mortgage releases and other similar discharges or assignment documents, in each case, in form and substance satisfactory to the Administrative Agent, and, in each case, as the Company may reasonably request in connection with the termination and release of liens and security interests referred to herein.

3.  This Agreement shall become effective (the “Effective Time”) only after (a) counterparts hereof have been executed by the Company and the Administrative Agent and are in the possession of the Administrative Agent, (b) the Administrative Agent has received, by wire transfer of immediately available funds, the aggregate amount of the Designated Obligations, as set forth in Schedule I hereto and (c) the credit agreement dated as of the date hereof among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, shall have become effective.

4.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE DRESS BARN, INC.,

By:	/s/ ARMAND CORREIA
Name: Armand Correia
Title: Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement,

By:	/s/ PETER M. KILLEA
Name: Peter M. Killea
Title: Vice President

Schedule I

Designated Obligations

Fees	$179,920.88